                                                                EXHIBIT 11 (a)

                                               MRL, INC.
                           COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES

                                          FISCAL 1997 PERIOD

                                                     DAYS
                                                     MAIN-                   WEIGHTED
                             DATE      BALANCE      TAINED   SHARE DAYS       AVERAGE
Common shares
outstanding                02/01/96   2,685,694       89     239,026,766


Weighted average
number of shares,
three months ended
April 30, 1996                                                               2,685,694
                                                                             =========


                                          FISCAL 1996 PERIOD

Common shares
outstanding                02/01/95   2,585,694       41     106,013,454
                           03/14/95   2,685,694       48     128,913,312
                                                      --     -----------
                                                      89     234,926,766

Weighted average
number of shares,
three months ended
April 30, 1995                                                               2,639,627
                                                                             =========



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